Exhibit 4.13

OMS Oilfield Services Arabia Ltd Vendor Details: VEN003794 National Pipe Company Ltd Saudi Arabia Phone: Fax: Email: Ship to: OMS Oilfield Services Arabia Ltd Saudi Arabia Purchase Order Page: 1 of 3 PO Number PO Date: 23/3/2025 Buyer: Purchasing Contact Person: Delivery Date Terms of Delivery: Terms of Payment Currency: Bill To: OMS Oilfield Services Arabia Ltd. Saudi Arabia Item Description: Quantity Rate Amount 10 PN-201412-01-P03 BODY, PIPE Total Value excl, Tax Tax Total 15% Total value incl, tax Remarks PN-201412-01-P03

OMS Oilfield Services Arabia Ltd Vendor Details : VEN003794 National Pipe Company Ltd Saudi Arabia Phone: Fax: Email: Purchase Order Page: 2 of 3 PO Number: PO Date: 23/3/2025 Buyer: Purchasing Contact Person: Delivery Date: Terms of Delivery: Terms of Payment: Currency: Terms & Conditions IMPORTANT: TO EXPEDIATE PAYMENT, PLEASE NOTIFY US OF ANY DEVIATION IN QUANTITY AND UNIT PRICE BEFORE INVOICING. PLEASE SEND YOUR INVOICE IN TRIPLICATE. THIS ORDER SHALL SUBJECT TO OMS OILFIELD SERVICES ARABIA LTD GENERAL TERMS & CONDITIONS FOR PURCHASE. Unless specifically stated otherwise in this Purchase Order the following will form the terms and conditions of the purchase order. Acceptance of Conditions: Acceptance of this order constitutes unconditional acceptance of These conditions. Unless expressly agreed by the Company, no addition to or modifications of these conditions will be Accepted nor will any alternative Conditions submitted by the seller be recognised. Delivery a) Unless otherwise stated, delivery shall be made to the Company's address and the cost is deemed to be inclusive in the prices stated. b) The delivery date(s) if specified shall be strictly adhered to: Seller shall give Company notice in writing immediately any delay is foreseen. c) The Seller will deliver such quantity as stipulated in the Purchase Order and the Company reserves the right to refuse any excess delivery unless prior written consent has been given to the Seller by the Company. Prices Prices specified in the Purchase Order shall prevail and shall where necessary be determined by the last quoted or prevailing market price on the date of completion of the Purchase Order. The Seller hereby undertakes to afford to the Company any general reduction in prices as may from time to time occur and any discount given by the said Seller to his/their other customers. HSSE Seller/service provider shall comply with all applicable HSSE laws, rules, regulations, and supplier compliances as per ISO45001 & ISO14001 standards, including but not limited to the following, relevant SDS, COC, also Risk assessments & Lifting plan prior to commencing their tasks. Quality a) The goods supplied shall conform to the written specifications of the Company as supplied to the Seller and subject thereto shall be of the best commercial quality. b) The Company shall be afforded the opportunity of examining the goods delivered before accepting them and reserves to itself the right to reject any goods not in accordance with the aforementioned specifications unless such modifications had previously been agreed to by the Company. Cancellation or Rejection of Goods a) The Company reserves the right to cancel or reject all or any part of the undelivered portion of this Purchase Order if Seller does not make deliveries as specified in the delivery schedule; or in the event it becomes apparent that delivery or completion cannot be accomplished within the time specified; or if the Seller breaks any of the other terms or condition of this Purchase Order without penalty or liability (except for goods received and accepted or work completed and accepted). b) If goods do not conform to the description, quantity or quality required, the Company may cancel the Order or any part thereof or reject all or any of the goods without thereby incurring any liability to the Company. c) All goods rejected by the Company shall: i. remain the property and at the risk of the Seller;

OMS Oilfield Services Arabia Ltd Purchase Order Page: 3 of 3 PO Number: PO Date: 23/3/2025 Buyer: Purchasing Contact Person: Delivery Date: Terms of Delivery: Terms of Payment: Currency: Vendor Details: VEN003794 National Pipe Company Ltd Saudi Arabia Phone: Fax: Email: ii be collected by the Seller without delay, on receipt of notice rejection, at his/their own risk; iii at Company option be credited or replaced within a reasonable time free of extra charge. Late Delivery unless otherwise agreed the goods ordered must be delivered within the specified delivery date in the Purchase Order and if the goods or any portion thereof are not delivered within the time or times the buyer shall be entitled determine the Contract in respect of the goods undelivered and of any other goods already delivered provided that the Buyer in his absolute discretion extend the time of delivery and provided further that the seller pays a sum of of the total value of the goods not delivered for every week (including Public Holidays) of delay up to a maximum of of the total value of the goods not delivered as liquidated damages. Payment Payment for goods accepted shall be made in unless otherwise agreed to between the parties. For payment purposes you are required to submit your invoices in triplicated. Packing The goods shall be suitable packed and protected for delivery to destination. Insurance The Seller shall provide for adequate insurance cover of the goods the subject matter of this Order while in transit and until acceptance by the Company;